UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

CF Industries Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32597	20-2697511
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Parkway North, Suite 400 Deerfield, Illinois	60015
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 405-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2016, CF Industries Holdings, Inc. (the “Company”), entered into Amendment No. 3 to the Third Amended and Restated Revolving Credit Agreement, dated as of October 31, 2016 (the “Amendment”), in connection with proposed modifications (the “Proposed Modifications”) to the Third Amended and Restated Revolving Credit Agreement, dated September 18, 2015 (as amended by Amendment No. 1 thereto and by Amendment No. 2 thereto, the “Revolving Credit Agreement”), among the Company, CF Industries, Inc., a wholly owned subsidiary of the Company (“CF Industries”), the lenders party thereto, the issuing banks party thereto, and Morgan Stanley Senior Funding, Inc. (“MSSF”), as administrative agent.  The Revolving Credit Agreement, as amended after giving effect to the Proposed Modifications, is referred to herein as the “Amended Revolving Credit Agreement.” The parties to the Amendment are, in addition to the Company, CF Industries, certain of the lenders and issuing banks party to the Revolving Credit Agreement and MSSF, as administrative agent.

Under the terms of the Amendment, the effectiveness of the Proposed Modifications and the Amended Revolving Credit Agreement is subject only to the satisfaction of specified conditions set forth in the Amendment (the “Modification Effectiveness Conditions”).  The Modification Effectiveness Conditions include, but are not limited to, (i) the delivery of specified documents and opinions to the administrative agent, (ii) the payment of accrued and unpaid interest and specified fees and expenses in connection with the Proposed Modifications, (iii) the reduction of the lenders’ commitments under the Revolving Credit Agreement from $1.5 billion to $750 million and (iv) prior to or substantially concurrently with the effectiveness of the Proposed Modifications, the repayment in full of the notes issued by CF Industries under the Note Purchase Agreement, dated as of September 24, 2015 (as amended by the First Amendment thereto and by the Second Amendment thereto), by and among the Company, CF Industries and the noteholders party thereto.

The borrowers and guarantors under the Amended Revolving Credit Agreement, which will initially comprise the Company, CF Industries and the Company’s wholly owned subsidiaries CF Industries Enterprises, Inc. (“CF Enterprises”) and CF Industries Sales, LLC (“CF Sales”), are referred to together in this report as the “Loan Parties.”  Upon the effectiveness of the Proposed Modifications, CF Enterprises and CF Sales would guarantee the obligations of the Loan Parties under the Amended Revolving Credit Agreement. The Company and CF Industries guarantee the obligations of the Loan Parties under the Revolving Credit Agreement and would continue to guarantee the obligations of the Loan Parties under the Amended Revolving Credit Agreement.  Subject to specified exceptions, the Amended Revolving Credit Agreement would require that each direct or indirect domestic subsidiary of the Company that guarantees debt for borrowed money of any Loan Party in excess of $150 million become a guarantor under the Amended Revolving Credit Agreement. Subject to specified exceptions, the Amended Revolving Credit Agreement would require a grant of a first priority security interest in substantially all of the assets of the Loan Parties, including a pledge by CF Sales of its equity interests in CF Industries Nitrogen, LLC and mortgages over certain material fee-owned domestic real properties, to secure the obligations of the Loan Parties thereunder.

In addition to the obligations under the Amended Revolving Credit Agreement, the Loan Parties would also guarantee the obligations under any (i) letter of credit facilities, letter of credit reimbursement agreements, letters of credit, letters of guaranty, surety bonds or similar arrangements in an aggregate amount up to $300 million and (ii) interest rate or other hedging arrangements, in each case between the Company or any of its subsidiaries, on the one hand, and any person that is a lender or the administrative agent under the Amended Revolving Credit Agreement or an affiliate of such person, on the other hand, that are designated by CF Industries as Secured Bilateral LC Facilities or Secured Swap Agreements (each as defined in the Amended Revolving Credit Agreement), as applicable, pursuant to the terms of the Amended Revolving Credit Agreement (such additional obligations, the “Additional Guaranteed Obligations”).  Obligations under Secured Bilateral LC Facilities in an aggregate amount up to $300 million and obligations under Secured Swap Agreements would be secured by the same security interest that secures the obligations under the Amended Revolving Credit Agreement. As compared to the Revolving Credit Agreement, the Amended Revolving Credit Agreement would include modified fees on undrawn commitments and an increased margin applicable to borrowings.

In addition to the negative covenants contained in the Revolving Credit Agreement, the Amended Revolving Credit Agreement would limit the ability of the Company and its subsidiaries to incur debt, grant liens, pay dividends, voluntarily prepay certain debt, make investments and dispose of assets, in each case, subject to specified exceptions (such limitations, the “Additional Negative Covenants”). The Proposed Modifications would replace the financial covenants applicable to the Company and its subsidiaries in the Revolving Credit Agreement with covenants (the “New Financial Covenants”) that (i) would restrict the ratio of total secured debt to EBITDA (as defined in the Amended Revolving Credit Agreement) for the period of four consecutive fiscal quarters most recently ended to a maximum of 3.75:1.00, (ii) would require the ratio of EBITDA for the period of four consecutive fiscal quarters most recently ended to consolidated interest expense for the period of four consecutive fiscal quarters most recently ended to be a minimum of 1.20:1.00 for the fiscal quarters ending on or prior to December 31, 2018, and 1.50:1.00 thereafter, and (iii) would require the ratio of total debt to total capitalization as of the last day of any fiscal quarter to be less than or equal to 0.60:1.00.

Under the Amended Revolving Credit Agreement, if on any date certain conditions were met, including (i) an absence of an event of default under the Amended Revolving Credit Agreement, (ii) the receipt of an investment grade corporate rating for the Company from two of three selected ratings agencies and (iii) the ratio of the Company’s total net debt to EBITDA for the period of four consecutive fiscal quarters most recently ended being less than 3.75:1.00, CF Industries would be able to, at its option, choose to (w) suspend the Additional Negative Covenants, (x) replace the New Financial Covenants with covenants requiring the ratio of total net debt to EBITDA for the period of four fiscal consecutive quarters most recently ended to be less than or equal to 3.75:1.00 and the ratio of EBITDA for the period of four consecutive fiscal quarters most recently ended to consolidated interest expense for the period of four consecutive fiscal quarters most recently ended to be not less than 2.75:1.00, (y) release the collateral securing the obligations under the Amended Revolving Credit Agreement and (z) release the guarantees supporting, and the collateral securing, the Secured Bilateral LC Facilities and the Secured Swap Agreements. Such a choice by CF Industries would commence a “Covenant Suspension Period” that would expire upon the Company’s no longer having an investment grade corporate rating from two of three selected rating agencies. Upon the expiration of a Covenant Suspension Period, the Additional Negative Covenants and the New Financial Covenants would be reinstated, and the Loan Parties party to the Amended Revolving Credit Agreement would be required to guarantee the Additional Guaranteed Obligations and grant a first priority security interest in substantially all of each Loan Party’s assets, including a pledge by CF Sales of its equity interests in CF Industries Nitrogen, LLC and mortgages over certain material fee-owned domestic real properties, subject to certain exceptions, to secure the obligations under the Amended Revolving Credit Agreement, the Secured Bilateral LC Facilities and the Secured Swap Agreements.

The Third Amended and Restated Revolving Credit Agreement was previously disclosed on, and filed as Exhibit 10.2 to, a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 23, 2015. Amendment No. 1 to the Third Amended and Restated Revolving Credit Agreement was previously disclosed on, and filed as Exhibit 10.2 to, a Current Report on Form 8-K filed by the Company with the SEC on December 21, 2015. Amendment No. 2 to the Third Amended and Restated Revolving Credit Agreement was previously disclosed on, and filed as Exhibit 10.1 to, a Current Report on Form 8-K filed by the Company with the SEC on August 4, 2016.

The above summary of the Amendment and the Amended Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment and the Amended Revolving Credit Agreement. A copy of the Amendment, with a form of the Amended Revolving Credit Agreement, attached as an exhibit thereto, is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Each of the lenders and issuing banks party to the Amendment, MSSF and certain of their respective affiliates have performed or may in the future perform various commercial banking, lending, investment banking, financial advisory, trustee, hedging or other services for the Company, CF Industries and subsidiaries and affiliates of the Company and CF Industries for which they have received or will receive fees and reimbursement of expenses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Amendment No. 3 to the Third Amended and Restated Revolving Credit Agreement, dated as of October 31, 2016, by and among CF Industries Holdings, Inc., CF Industries, Inc., Morgan Stanley Senior Funding, Inc., as administrative agent under the Existing Revolving Credit Agreement (as defined therein), the issuing banks under the Existing Revolving Credit Agreement signatory thereto, and the lenders under the Existing Revolving Credit Agreement signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2016	CF INDUSTRIES HOLDINGS, INC.

	By:	/s/ Douglas C. Barnard
		Name:	Douglas C. Barnard
		Title:	Senior Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Amendment No. 3 to the Third Amended and Restated Revolving Credit Agreement, dated as of October 31, 2016, by and among CF Industries Holdings, Inc., CF Industries, Inc., Morgan Stanley Senior Funding, Inc., as administrative agent under the Existing Revolving Credit Agreement (as defined therein), the issuing banks under the Existing Revolving Credit Agreement signatory thereto, and the lenders under the Existing Revolving Credit Agreement signatory thereto.